Exhibit 24

FORD MOTOR COMPANY

Certificate of Secretary

The undersigned, Peter J. Sherry, Jr., Secretary of Ford Motor Company, a Delaware corporation (the "Company"), DOES HEREBY CERTIFY that the following resolutions were adopted at a meeting of the Board of Directors of the Company duly called and held on February 25, 2010 and that the same are in full force and effect:

WHEREAS, pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, on February 25, 2010, Alan Mulally, President and Chief Executive Officer of the Company, and Lewis Booth, Executive Vice President and Chief Financial Officer of the Company, each executed certifications with respect to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 ("Form 10-K Report"), which certifications are set forth in the Form 10-K Report; and

WHEREAS, such certifications were made, in part, on reliance of the assurances given by the Company’s Disclosure Committee, co-chaired by David G. Leitch, Group Vice President and General Counsel of the Company, and Bob Shanks, Vice President and Controller of the Company, which committee oversees the preparation of the Company’s annual and quarterly reports.

NOW, THEREFORE, BE IT:

RESOLVED, That the draft Form 10-K Report presented to this meeting to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended, be and hereby is in all respects authorized and approved; that the directors and appropriate officers of the Company, and each of them, be and hereby are authorized to sign and execute in their own behalf, or in the name and on behalf of the Company, or both, as the case may be, the Form 10-K Report, and any and all amendments thereto, with such changes therein as such directors or officers may deem necessary, appropriate or desirable, as conclusively evidenced by their execution thereof; and that the appropriate officers of the Company, and each of them, be and hereby are authorized to cause the Form 10-K Report and any such amendments, so executed, to be filed with the Commission.

RESOLVED, That each officer and director who may be required to sign and execute the Form 10-K Report or any amendment thereto or document in connection therewith (whether in the name and on behalf of the Company, or as an officer or director of the Company, or otherwise), be and hereby is authorized to execute a power of attorney appointing R. L. Shanks, D. G. Leitch, P. J. Sherry, Jr., L. J. Ghilardi and R. Z. Richmond, and each of them, severally, his or her true and lawful attorney or attorneys to sign in his or her name, place and stead in any such capacity the Form 10-K Report and any and all amendments thereto and documents in connection therewith, and to file the same with the Commission, each of said attorneys to have power to act with or without the other, and to have full power and authority to do and perform in the name and on behalf of each of said officers and directors who shall have executed such power of attorney, every act whatsoever which such attorneys, or any of them, may deem necessary, appropriate or desirable to be done in connection therewith as fully and to all intents and purposes as such officers or directors might or could do in person.

WITNESS my hand as of this 25th day of February, 2010.

/s/ Peter J. Sherry, Jr.
Peter J. Sherry, Jr.
Secretary

(SEAL)

Exhibit 24 (Continued)

POWER OF ATTORNEY WITH RESPECT TO
ANNUAL REPORT OF FORD MOTOR COMPANY ON
FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2009

Each of the undersigned, a director or officer of Ford Motor Company, appoints each of R. L. Shanks, D. G. Leitch, P. J. Sherry, Jr., L. J. Ghilardi and R. Z. Richmond his or her true and lawful attorney and agent to do any and all acts and things and execute any and all instruments which the attorney and agent may deem necessary or advisable in order to enable Ford Motor Company to comply with the Securities Exchange Act of 1934, and any requirements of the Securities and Exchange Commission, in connection with the Annual Report of Ford Motor Company on Form 10-K for the year ended December 31, 2009 and any and all amendments thereto, as authorized at a meeting of the Board of Directors of Ford Motor Company duly called and held on February 25, 2010 including, but not limited to, power and authority to sign his or her name (whether on behalf of Ford Motor Company, or as a director or officer of Ford Motor Company, or by attesting the seal of Ford Motor Company, or otherwise) to such instruments and to such Annual Report and any amendments thereto, and to file them with the Securities and Exchange Commission.  Each of the undersigned ratifies and confirms all that any of the attorneys and agents shall do or cause to be done by virtue hereof.  Any one of the attorneys and agents shall have, and may exercise, all the powers conferred by this instrument.

Each of the undersigned has signed his or her name as of the 25th day of February, 2010:

/s/ William Clay Ford, Jr.
(William Clay Ford, Jr.)

/s/ Stephen G. Butler
(Stephen G. Butler)

/s/ Kimberly A. Casiano
(Kimberly A. Casiano)

/s/ Anthony F. Earley, Jr.
(Anthony F. Earley, Jr.)

/s/ Edsel B. Ford II
(Edsel B. Ford II)

/s/ Richard A. Gephardt
(Richard A. Gephardt)

/s/ Irvine O. Hockaday, Jr.
(Irvine O. Hockaday, Jr.)

/s/ Richard A. Manoogian
(Richard A. Manoogian)

/s/ Ellen R. Marram
(Ellen R. Marram)

/s/ Alan Mulally
(Alan Mulally)

/s/ Homer A. Neal
(Homer A. Neal)

/s/ Gerald L. Shaheen
(Gerald L. Shaheen)

/s/ John L. Thornton
(John L. Thornton)

/s/ Lewis Booth
(L.W.K. Booth)

/s/ Bob Shanks
(Bob Shanks)